May 10, 2005

Via Edgar
---------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 033-00241 for American Depositary Shares each representing one (1) Non-Restricted B share, nominal value SEK 2.50 each, (the "Deposited Shares"), of AKTIEBOLAGET SKF, a corporation organized and existing under the laws of the Kingdom of Sweden (the "Company").

Ladies and Gentlemen:

         On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Deposit Agreement, dated as of September 1, 1985, (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each representing one (1) Deposited Share, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in the nominal value of the Company from SEK 12.50 to SEK
2.50. The CUSIP Number remains the same.

         As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

         In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in the nominal value of the Company from SEK 12.50 to SEK 2.50. The CUSIP Number remains the same.

         In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6856.

                                             Very truly yours,


                                             /s/ Audrey E. Williams
                                             ----------------------
                                             Audrey E. Williams


Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
         Susanna Ansala (Citibank, N.A. - ADR Department)
         Mark Gherzo (Citibank, N.A. - ADR Department)









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                                                Rule 424 (b)(3) F-6 Registration
                                                         Statement No. 033-00241

                                   EXHIBIT A





Number

                                                      AMERICAN DEPOSITARY SHARES
                                                              (EACH REPRESENTING
                                                                          RIGHTS
                                                             ATTRIBUTABLE TO ONE
                                                         NON-RESTRICTED B SHARE)




                            (FORM OF FACE OF RECEIPT)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                        DEPOSITED NON-RESTRICTED B SHARES

                                       of

                                AKTIEBOLAGET SKF

               (Organized under the laws of the Kingdom of Sweden)


         CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that is the owner of American Depositary Shares, representing deposited Non-Restricted B Shares or evidence of rights to receive such Shares, SEK 2.50 nominal value per share (herein called the Shares) of AKTIEBOLAGET SKF organized under the laws of the Kingdom of Sweden (herein called the Company). At the date hereof, each American Depositary Share represents rights attributable to one Share deposited under the Deposit Agreement (as hereinafter defined) with a Custodian (herein called a Custodian or the Custodian or, together, the Custodians) which at the date hereof are the principal Stockholm offices of either Skandinaviska Enskilda Banken or Svenska Handelsbanken.








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                                        2




         (1) The Deposit Agreement. This American Depositary Receipt is one of
             ---------------------
an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 1, 1985 (herein called the Deposit Agreement), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities). Copes of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

         (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon
             ------------------------------------------------------------
surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates therefor, or of other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of such Holder, either at the office of a Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

         (3) Transfers, Split-ups and Combinations. This Receipt is transferable
             -------------------------------------
on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be






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                                        3




required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment of a sung sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

         The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of the Shares, which may but need not be Vardepapperscentralen VPC Aktiebolag (the "VPC")) are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. Without limitation of the foregoing the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the Holder thereof in the United States or its territories would be subject to the registration provisions of the securities Act of 1933, unless a registration statement is in effect as to such Shares or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act.

         (4) Liability of Holder for Taxes. If any tax or other governmental
             -----------------------------
charge shall become payable with respect to any Deposited Securities, represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge the Holder hereof remaining liable for any deficiency.

         (5) Warranties by Depositor. Every person depositing Shares under the
             -----------------------
Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

         (6) Charges of Depositary. The Depositary will charge the party to whom
             ---------------------
Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay the other charges of the Depositary and those of any Registrar under the Deposit Agreement, with the exception of (i) taxes and other governmental charges, (ii) share transfer, exchange or registration fees on deposits and withdrawals of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

         (7) Title to Receipt. It is a condition of this Receipt, and every
             ----------------
successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice






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                                        5




to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

         (8) Validity of Receipt. This Receipt shall not be entitled to any
             -------------------
benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

         (9) Available Information. The Company files with the Securities and
             ---------------------
Exchange Commission (the "Commission") reports and other information required by the United States Securities Exchange Act of 1934. All documents filed by the Company with the Commission can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Dated:




                                             CITIBANK, N.A.,
                                                     as Depositary

                                             By
                                                --------------------------------
                                                (Authorized Officer)

The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

         (1) Dividends and Distributions; Rights. Whenever the Depositary shall
             -----------------------------------
receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of America Depositary Shares representing such

Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto, if additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary shall, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

         (2) Record Dates. Whenever any cash dividend or other cash distribution
             ------------
stall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date as close as practicable to the date corresponding to the record date fixed by the Company it respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting










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                                        8




rights at any such meeting, subject to the provisions of the Deposit Agreement.

         (3) Voting of Deposited Securities. Upon receipt of notice of any
             ------------------------------
meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.07 of the Deposit Agreement, and mail to the Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement that a Holder of Receipts at the close of business on a specified record date will only be entitled to exercise the voting rights, if any, pertaining to the Shares represented thereby. A precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company not less than ten business days prior to the date of the meeting and gives notice of his intention to attend the meeting in person or by proxy, not later than a date (being not earlier than five days before the meeting) specified in the notice convening the meeting. Pursuant to these requirements, Holders of Receipts will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Shares to be registered in the Holder's name and to give notice to the Company of the Holder's intention to attend the meeting and to vote the Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder's name the equivalent underlying Shares for the purpose of voting such Shares at any meeting of holders of Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Shares in the name in which such Shares were previously registered and to release to the Holder from the blocked account the Receipts representing such Shares.

         (4) Changes Affecting Deposited Securities. Upon any change in nominal
             --------------------------------------
value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party,








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                                        9




any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Immediately upon the occurrence of any such change, conversion or exchange covered by this
Section in respect of the Deposited Securities the Depositary shall give notice thereof in writing to all Holders of Receipts.

         (5) Reports; Inspection of Transfer Books. The Depositary will make
             -------------------------------------
available for inspection by Holders of Receipts at its Principal Office any reports and communications received from the Company which are received by the Depositary as the owner of the Deposited Securities. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

         (6) Taxation. Notwithstanding any other provision of the Deposit
             --------
Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefore) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.








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                                       10




         (7) Liability of the Company and Depositary. Neither the Company nor
             ---------------------------------------
the Depositary shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary. Neither the Company nor the Depositary shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not he responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.







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                                       11




         (8) Resignation and Removal of Depositary; Substitution of the
             ----------------------------------------------------------
Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (8). The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall also refer to such substitute.

         (9) Amendment of Deposit Agreement and Receipts. The Receipts and the
             -------------------------------------------
Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

         (10) Termination of Deposit Agreement. The Depositary will at any time
              --------------------------------
at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement,






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                                       12




except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.






















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                                   EXHIBIT B
                           CHARGES OF THE DEPOSITARY

         Service                      Rate                      By Whom Paid

(1)  Receipt of deposits         $5 per 100 American          Party to whom
     and issuance of             Depositary Shares            Receipts are
     Receipts                    or fraction thereof          issued

(2)  Delivery of deposits        $5 per 100 American          Party surrendering
     and surrender of            Depositary Shares or         Receipts
     Receipts                    fraction therof


         The Company will reimburse the Depositary for out-of-pocket expenses such as postage, stationery and engraving of Receipts. Other fees and charges of the Depositary are to be paid by the Company in accordance with agreements in writing to be entered into between the Depositary and the Company from time to time.